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                                                              Exhibit (8)(d)(ii)
                                FIRST AMENDMENT
                                      TO
                                     AMONG
                            PARTICIPATION AGREEMENT
                            PUTNAM VARIABLE TRUST,
                        PUTNAM MUTUAL FUNDS CORP., AND
                   AMERICAN GENERAL LIFE INSURANCE COMPANY,


THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") dated as of February 1, 2000, amends the Participation Agreement dated as of June 1, 1998 (the "Agreement") among AMERICAN GENERAL LIFE INSURANCE COMPANY ("Company"), a Texas corporation, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A, as such Schedule may be amended from time to time (each such account hereinafter referred to as the "Account"), PUTNAM VARIABLE TRUST (the "Trust") a Massachusetts business trust, and PUTNAM MUTUAL FUNDS CORP. (the "Underwriter"), a Massachusetts corporation.

                                 WITNESSETH THAT:

WHEREAS, pursuant to the Agreement, the Trust authorizes certain of its Funds, as set forth in Schedule B hereto, as such schedule may be amended from time to time, to be made available to serve as underlying investment media for the Contracts;

WHEREAS, the Trust desires that shares of additional Fund be made available to the Company to serve as underlying investment media for the Contracts; and

NOW, THEREFORE, in consideration of the mutual promises herein, the Company, the Trust and the Underwriter agree as follows:

1. The Agreement shall be amended to include Schedule B in the form attached hereto and incorporated herein.

2. Except as amended hereby, the Agreement dated as of June 1, 1998 is hereby ratified in all respects. 2.
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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

AMERICAN GENERAL LIFE INSURANCE COMPANY
By its authorized officer,

       ------------------------------
       Name:
       Title:


PUTNAM VARIABLE TRUST
By its authorized officer,

       -----------------------------
       Name:
       Title:

PUTNAM MUTUAL FUNDS CORP.
By its authorized officer,

       -----------------------------
       Name:
       Title:
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                                                                      SCHEDULE B

                                Authorized Funds
                            (AS OF FEBRUARY 1, 2000)



            Fund                              Service Fee Rate
                                              (per annum rate)


PVT Diversified Income Fund                          0.15%
PVT Growth & Income Fund                             0.15%
PVT International Growth & Income Fund               0.15%
PVT Vista Fund                                       0.15%